    As filed with the Securities and Exchange Commission on January 18, 1995
                                                   Registration No. 33-_____

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
- ------------------------------------------------------------------------------
                                   FORM S-8

                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933

                            PARKER DRILLING COMPANY
            (Exact name of registrant as specified in its charter)

           Delaware                                    73-0618660
- -------------------------------           ----------------------------------
State or other jurisdiction of           (I.R.S. Employer Identification No.)
incorporation or organization)

                  8 East Third Street, Tulsa, Oklahoma 74103
          (Address of Principal Executive Offices including Zip Code)

           Parker Drilling Company 1994 Executive Stock Option Plan Parker Drilling Company 1994 Non-Employee Director Stock Option Plan
          Parker Drilling Company Limited Deferred Compensation Plan
                            for Non-Resident Aliens

                             (Full title of plans)

                           KATHY J. KUCHARSKI, ESQ.
                              8 East Third Street
                             Tulsa, Oklahoma 74103
                                (918) 631-1391
           (Name, address and telephone number of agent for service)

                        CALCULATION OF REGISTRATION FEE

Title of
securities                  Proposed maximum   Proposed maximum   Amount of
to be        Amount to be   offering price     aggregate offer-   registration
registered   registered(1)  per share (2)       ing price (2)      fee
- -----------------------------------------------------------------------------
Parker          2,620,000        $4.50           $11,460,188        $3,952.00
Drilling        shares
Common Stock
$.16 2/3 par
value per
share ...
- -----------------------------------------------------------------------------

(1) Indicates the aggregate number of shares of Common Stock authorized and reserved for issuance under, or which may be sold upon the exercise of options that have previously been granted and/or may be granted to certain persons under, the Parker Drilling Company 1994 Executive Stock Option Plan (2,400,000 shares), the Parker Drilling Company 1994 Non-Employee Director Stock Option Plan (200,000 shares) and the Parker Drilling Company Limited Deferred Compensation Plan for Non-Resident Aliens (20,000 shares). Also includes an indeterminate number of shares of Parker Drilling Company Common Stock that may be issuable by reason of stock splits, stock dividends or similar transactions.

(2) This calculation is made solely for the purpose of determining the registration fee pursuant to the provisions of Rule 457(h) under the Securities Act of 1933 as follows: (i) in the case of shares of Common Stock which may be purchased upon the exercise of outstanding options, the fee is calculated on the basis of the price at which the options may be exercised; and (ii) in the case of shares of Common Stock (a) for which options have not yet been granted and the option price of which is therefore unknown, and (b) relating to the Parker Drilling Company Limited Deferred Compensation Plan for Non-Resident Aliens, the fee is calculated on the basis of the average high and low sale price per share of Common Stock as reported on the New York Stock Exchange on January 13, 1995.

                                    PART I

                    INFORMATION REQUIRED IN THE PROSPECTUS

      The information called for in Part I of Form S-8 is currently included in the respective prospectuses for the Parker Drilling Company 1994 Executive Stock Option Plan, the Parker Drilling Company Non-Employee Director Stock Option Plan, and the Parker Drilling Company Limited Deferred Compensation Plan for Non-Resident Aliens, and is not being filed in accordance with the rules and regulations of the Securities and Exchange Commission (the "SEC") with or included in this Form S-8.


                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     INCORPORATION OF DOCUMENTS BY REFERENCE.
            ----------------------------------------

      The following documents filed by Parker Drilling Company (the "Registrant") with the SEC are incorporated in this registration statement by reference:

      1. The Registrant's Annual Report on Form 10-K for the fiscal year ended August 31, 1994 (File No. 1-7573):

      2. All other reports filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the Annual Report referred to above; and

      3. The description of the Registrant's Common Stock (the "Common Stock") which is contained in the Registrant's registration statement filed pursuant to Section 12 of the Exchange Act and all amendments thereto and reports filed for the purpose of updating such description.

      In addition, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, subsequent to the date hereof and prior to the filing of a post-effective amendment indicating that all securities offered pursuant to this registration statement have been sold or deregistering all such securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 4.     DESCRIPTION OF SECURITIES.
            --------------------------
      Not Applicable

Item 5.     INTERESTS OF NAMED EXPERTS AND COUNSEL.
            ---------------------------------------

      William W. Pritchard, whose opinion of counsel is attached hereto as
      Exhibit 5, is Vice President and General Counsel of the Company. As of December 31, 1994, Mr. Pritchard directly and indirectly beneficially owned, subject in some cases to certain restrictions, 49,739 shares of common stock. Mr. Pritchard is eligible to participate in the Parker Drilling Company 1994 Executive Stock Option Plan and has been granted an incentive stock option thereunder to purchase 67,000 shares.

Item 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS.
            ------------------------------------------

      Article Twelve ("Article Twelve") of the Company's Restated Certificate of Incorporation (the "Company Certificate") limits the scope of personal liability of the Company's directors to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, and, along with Article Eleven of the By-Laws of the Company ("Article Eleven"), defines the rights of the Company directors and officers to indemnification by the Company in the event of personal liability or expenses incurred by them as a result of certain litigation against them. Set forth below are descriptions of Article Twelve and Article Eleven.

      The Delaware General Corporation Law (the "GCL") empowers the Company to indemnify, subject to the standards therein prescribed, any person in connection with any action, suit or proceeding brought or threatened by reason of the fact that such person is or was a director, officer, employee or agent of the Company or is or was serving as such with respect to another corporation or other entity at the request of the Company.

      In addition, the GCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breach of directors' fiduciary duty of care. Article Twelve of the Company Certificate limits the liability of the directors to the Company or its stockholders (in their capacity as directors but not in their capacity as officers) to the fullest extent permitted by the GCL. Article Eleven of the Company's By-laws provide that the Company shall indemnify any director or officer serving as such at the request of the Corporation for all loss, expenses, costs and legal fees reasonably incurred by him arising out of any actions, suit or proceeding in which he may be involved by reason of his association with the Company. The By-laws do not allow indemnification where such director or officer has been finally adjudged derelict in the performance of his duties as an officer or director. The By-laws provide that these rights are not exclusive of other rights which any director or officer may be entitled.


      The directors and officers of the Company are covered by an insurance policy, indemnifying them against certain civil liabilities, including certain liabilities under the federal securities laws, which might be incurred by them in such capacity. Further, the Company has entered into indemnification agreements with each member of the board of directors which provide for additional indemnification. The form of indemnification agreement was described on pages 14-16 in the Company's Notice of and Proxy for the Annual Meeting of Stockholders held on December 17, 1986, and such description is hereby incorporated in this registration statement by reference.


Item 7.     EXEMPTION FROM REGISTRATION CLAIMED.
            ------------------------------------

      Not Applicable.

Item 8.     EXHIBITS.
            ---------

      4.1   Parker Drilling Company 1994 Executive Stock Option Plan.

      4.2 Form of the Incentive Stock Option Agreement under the Parker Drilling Company 1994 Executive Stock Option Plan.

      4.3 Form of the Non-Qualified Stock Option Agreement under the Parker Drilling Company 1994 Executive Stock Option Plan.

      4.4   Parker Drilling Company 1994 Non-Employee Director Stock Option
            Plan.

      4.5 Form of the Non-Employee Director Stock Option Agreement under the Parker Drilling Company 1994 Non-Employee Director Stock Option Plan.

      4.6 Parker Drilling Company Deferred Compensation Plan for Non-Resident Aliens.

      4.7 Restated Articles of Incorporation of the Company, as amended (incorporated herein by reference to Exhibit 3a to the Company's Annual Report on Form 10-K for the year ended August 31, 1989, as amended on Form 8 dated November 21, 1989).

      4.8 By-laws of the Company, as amended (incorporated herein by reference to Exhibit 3b to the Company's Annual Report on Form 10-K for the year ended August 31, 1992).

      5     Opinion of counsel as to legality of securities.

      15 Letter of Coopers & Lybrand, independent certified public accountants, re unaudited interim financial information.

      23.1 Consent of Coopers & Lybrand, independent certified public accountants (included in Part II hereof).

      23.2  Consent of counsel (included in Exhibit 5 hereto).

      24    Power of Attorney

Item 9.     UNDERTAKINGS.
            -------------

      1.    The Registrant hereby undertakes:

      (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually, or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

      Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if
      ------------------
the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

      (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      2. The Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment and each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      3. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors and officers of the Registrant and subsidiary companies pursuant to the foregoing provisions, or otherwise, the Registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa, State of Oklahoma, on the 17th day of January, 1995.
                                       PARKER DRILLING COMPANY

                                       By:/s/ ROBERT L. PARKER JR.*
                                         -------------------------
                                       Robert L. Parker Jr.
                                       President and Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 17th day of January, 1995.

Signature                     Title
- ---------                     ------
/s/ROBERT L. PARKER*
- ------------------------
Robert L. Parker              Chairman of the Board and Director

/s/ ROBERT L. PARKER JR.*
- -------------------------
Robert L. Parker Jr.          President, Chief Executive Officer and Director

/s/ JAMES J. DAVIS*
- -------------------------
James J. Davis                Chief Financial Officer

/s/ RANDALL L. ELLIS*
- -------------------------
Randall L. Ellis              Controller and Principal Accounting Officer

/s/ DAVID L. FIST*
- -------------------------
David L. Fist                 Director

/s/ JAMES W. LINN*
- -------------------------
James W. Linn                 Director

      Being a majority of the Board of Directors

*By: /s/ WILLIAM W. PRITCHARD
     -------------------------
      William W. Pritchard

      As Attorney in Fact pursuant to the power of attorney included as
      Exhibit 24 to this registration statement


                                 EXHIBIT INDEX

Exhibit
Number      Document

4.1         Parker Drilling Company 1994 Executive Stock Option Plan.

4.2         Form of the Incentive Stock Option Agreement under the Parker
            Drilling Company 1994 Executive Stock Option Plan.

4.3         Form of the Non-Qualified Stock Option Agreement under the Parker
            Drilling Company 1994 Executive Stock Option Plan.

4.4         Parker Drilling Company 1994 Non-Employee Director Stock Option
            Plan.

4.5         Form of the Non-Employee Director Stock Option Agreement under the
            Parker Drilling Company 1994 Non-Employee Director Stock Option
            Plan.

4.6         Parker Drilling Company Deferred Compensation Plan for Non-
            Resident Aliens.

4.7         Restated Articles of Incorporation of the Company, as amended
            (incorporated herein by reference to Exhibit 3a to the Company's
            Annual Report on Form 10-K for the year ended August 31, 1989, as amended on Form 8 dated November 21, 1989).

4.8 By-laws of the Company, as amended (incorporated herein by reference to Exhibit 3b to the Company's Annual Report on Form 10-K for the year ended August 31, 1992).

5           Opinion of counsel as to legality of securities.

15 Letter of Coopers & Lybrand, independent certified public accountants, re unaudited interim financial information.

23.1 Consent of Coopers & Lybrand, independent certified public accountants.

23.2        Consent of counsel (included in Exhibit 5 hereto).

24          Power of Attorney


